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                                                                 EXHIBIT 10.6


                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of the 1st day of December, 1992, by and among Universal Partners, Inc., a Louisiana corporation ("Universal"), McDermott Incorporated, a Delaware corporation ("McDermott"), and Universal Fabricators Incorporated, a Delaware close corporation (the "Company").

                               W I T N E S E T H:

         WHEREAS, Universal and McDermott are or have both been engaged in the fabrication and assembly of jackets, decks, topside facilities, quarters buildings, drilling rigs, and equipment for installation and use off-shore in the production, processing and storage of oil and gas and boats and barges at their respective facilities in New Iberia, Louisiana;

         WHEREAS, on November 6, 1992, Universal and McDermott caused the incorporation of the Company in the State of Delaware as a close corporation and have subscribed to fifty-one (51%) and forty-nine (49%) percent, respectively, of the total authorized and to be issued share capital of the Company;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Universal and McDermott desire to contribute the Universal Contributed Assets and the McDermott Contributed Assets in exchange for the issuance by the Company of share certificates representing fifty-one (51%) and forty-nine (49%) percent, respectively, of the total authorized and issued share capital of the Company; and


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         WHEREAS, upon the terms and subject to the conditions set forth herein, the Company has agreed to issue share certificates at the Closing representing fifty- one (51%) and forty-nine (49%) percent, respectively, of the total authorized and issued share capital of the Company to Universal and McDermott, respectively, in exchange for the contribution of the Universal Contributed Assets and the McDermott Contributed Assets;

         NOW, THEREFORE, in consideration of the premises and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties represent, warrant, covenant and agree as follows:

                                   ARTICLE I
                             Contribution of Assets

         1.1 Universal Contribution. Upon the terms and subject to the conditions set forth herein, at the Closing, Universal agrees to assign, convey, transfer and deliver to the Company all of its right, title and interest in, to or arising from the Universal Contributed Assets free and clear of all Liens except for Permitted Liens in exchange for Five Hundred Ten (510) of the Company's Class "A" common shares of par value $1.00 each.

         1.2 Universal Contributed Assets. As used herein, the term "Universal Contributed Assets" shall mean all of the assets, properties, rights and claims of Universal used in, relating to or arising from the operation of its New Iberia, Louisiana facility as the same shall exist as of the Effective Time including the following:
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         (a)     Cash in the amount of One Million Two Hundred Thousand
                 ($1,200,000.00) Dollars and a Promissory Note due not later than One Hundred Twenty (120) days after the Closing Date in the amount of One Million Two Hundred ($1,200,000.00) Dollars;

         (b) All plant, property and equipment, whether owned or leased, including all land, buildings, structures, easements, appurtenances and privileges relating thereto, and all leaseholds, leasehold improvements, fixtures and other appurtenances and options, including options to purchase and renew or other rights thereunder, all vehicles, machinery, tools, furniture, equipment and other tangible personal property;

         (c) All customer files, all lists of customers, suppliers and vendors, all rights under sales contracts, customer orders, service agreements, purchase orders, agency and sales representatives agreements and other similar commitments;

         (d) All rights in, to and under any other contract, agreement, instrument or other documents, including specifically without limitation all insurance policies applicable to the operation of the New Iberia, Louisiana facility and the business conducted by Universal thereat, and all leases of real or personal property;

         (e) All documents and records relating to the Universal Contributed Assets or the operations, products and services of the New Iberia





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                 facility and employment and personnel records for all
                 employees of the New Iberia facility;

         (f) All accounting books, records, ledgers and electronic data processing materials;

         (g) All rights under agreements with employees of the New Iberia facility concerning non-competition, confidentiality or the assignment of inventions;

         (h) All permits, licenses, franchises, product registrations, filings, authorizations, approvals and indicia of authority (and pending applications for any thereof) (i) to conduct the operations of Universal's New Iberia facility and to own, manufacture, construct, operate and maintain any product, fixture, facility, equipment, vehicle, machinery or installation of the New Iberia facility or (ii) to store, transport, dispose of, market or sell any goods or any substance (including, without limitation, material classified as "hazardous materials" or "hazardous substances" or "hazardous waste") used, handled, produced, disposed of, marketed or sold in the operation of the New Iberia facility, as issued by any governmental agency or instrumentality;

         (i) All rights arising under any claim or potential claim against any Person, whether arising under contract rights, subrogation rights or at law or equity, including, without limitation, all claims against customers and suppliers;





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         (j)     All insurance contracts and/or trusts and the assets held
                 therein, associated with any of the employee benefit plans, programs, policies or arrangements listed on Schedule 4.19 hereto;

         (k) All technical, processing, manufacturing or marketing information, including new developments, inventions, know-how, processes, ideas and trade secrets and documentation thereof and all claims and rights related thereto;

         (l) All performance and other bonds, security and other deposits, and advances maintained for use in the operation of the New Iberia facility;

         (m) All patents, trademarks, copyrights, trade styles, logos and service marks and all applications and registrations therefor and licenses thereof, whether foreign or domestic (including all of Universal's right and interest under transferable licenses), information systems, programs, software and documentation thereof and all rights to the tradename "Universal Fabricators Incorporated " or any variant thereof and the "goodwill" associated with all of the foregoing; and

         (n) All other assets, properties, rights and claims related to the operation of the New Iberia facility or which arise in or from the conduct thereof, whether or not carried at value on the books and financial statements of Universal, and whether in the possession of Universal or any other Person;





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provided, however, that, notwithstanding the foregoing, the definition of
Universal Contributed Assets shall not include any items defined as Universal Excluded Assets in Section 1.3 below.

         1.3 Universal Excluded Assets. The following Universal Assets (the "Universal Excluded Assets") shall not be assigned, conveyed, transferred and delivered to the Company:

         (a) Cash in excess of the amount described in Section 1.2(a) and all accounts and notes receivable;

         (b)     Universal's shares in Uniscape Inc. and Unisep Inc.;

         (c) All claims, rights and causes of action relating to or arising from Universal Excluded Assets, Excluded Liabilities or Universal's share of the Shared Liabilities;

         (d) All rights, properties and assets of Universal's New Iberia facility that are transferred or disposed of by Universal prior to the Effective Time in transaction conducted in the ordinary course of business;

         (e) The real property owned by Universal situated in the Port of New Iberia, Iberia Parish, Louisiana consisting of 10 acres, more or less, and all easements, licenses, rights-of-way or other interests relating to said property;





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         (f)     The existing Universal insurance loss fund; and

         (g) All assets, whether or not used by Universal in the operation of the New Iberia facility, which are identified in Schedule 1.3(e) hereto, if any.

         1.4 McDermott Contribution. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, McDermott agrees to assign, convey, transfer and deliver to the Company all of its right, title and interest in, to or arising from the McDermott Contributed Assets free and clear of all Liens except for Permitted Liens in exchange for Four Hundred Ninety
(490) of the Company's Class "B" common shares of par value $1.00 each.

         1.5 McDermott Contributed Assets. As used herein, the term "McDermott Contributed Assets" shall mean the following:

         (a) The real property owned by McDermott situated in the Port of New Iberia, Iberia Parish, Louisiana set forth on Schedule 5.6, all of McDermott's right, title and interest in and to any improvements or fixtures located thereon, and all easements, licenses, rights-of-way or other interests relating to said real property;

         (b) The vehicles, machinery, tools, furniture, equipment and other tangible personal property listed on Schedule 5.5 hereto; and

         (c) All permits, licenses, franchises, products, registrations, filings, authorizations, approvals and indicia of authority (and pending





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         applications for any thereof) (i) to conduct the operations of
         McDermott's New Iberia facility and to own, manufacture, construct, operate and maintain any product, fixture, facility, equipment, vehicle, machinery or installation of the New Iberia facility or (ii) to store, transport, dispose of, market or sell any goods or any substance (including, without limitation, material classified as "hazardous materials" or "hazardous substances" or "hazardous waste") used, handled, produced, disposed of, marketed or sold in the operation of the New Iberia facility, as issued by any governmental agency or instrumentality;

provided, however, that notwithstanding the foregoing, the definition of McDermott Contributed Assets shall not include any items defined as McDermott Excluded Assets in Section 1.6 below.

         1.6 McDermott Excluded Assets. The following McDermott Assets (the "McDermott Excluded Assets") shall not be assigned, conveyed, transferred and delivered to the Company:

         (a) All of McDermott's right, title and interest in and to any properties and assets, tangible or intangible, used in or relating to any of its facilities other than the New Iberia facility;

         (b) McDermott's shares or interests in any subsidiaries, Affiliates, partnership or joint ventures;





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         (c)     All claims, rights and causes of action relating to or arising from the McDermott Excluded Assets, Excluded Liabilities or McDermott's share of the Shared Liabilities;

         (d) All of McDermott's right, title and interest in and to any real property owned by McDermott situated in the Port of New Iberia, Iberia Parish, Louisiana not set forth on Schedule 1.5(a), any improvements or fixtures located thereon and all easements, licenses, rights-of-way or other interests relating to said real property;

         (e) All rights, properties and assets of McDermott's New Iberia facility that are transferred or disposed of by McDermott prior to the Effective Time;

         (f) All rights to prepaid insurance premiums and rights arising under or related to insurance policies of McDermott or its Affiliates covering the New Iberia facility, the McDermott Contributed Assets or the Assumed Liabilities;

         (g) The business records of McDermott associated with or related to the New Iberia facility to the extent not located thereat as of the Effective Time;

         (h) All of McDermott's right, title and interest in and to any inventory located at the New Iberia facility; and





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         (i)     All assets, whether or not used by McDermott in the operation of the New Iberia facility, which are identified in Schedule 1.6(i) hereto, if any.


                                   ARTICLE II
                   Assumption of Liabilities and Obligations

         2.1 Assumed Liabilities and Obligations. Upon the Closing, the Company will assume and undertake to pay, perform, and discharge, in accordance with and subject to their respective terms, the following liabilities and obligations of Universal and McDermott, as applicable, to the extent, and only to the extent, incurred or relating to the New Iberia facilities (the "Assumed Liabilities"):

         (a) Subject to Section 8.5 hereof, all liabilities and obligations under contracts, customer orders, leases, licenses, purchase orders and other commitments but only to the extent that such contracts, customer orders, leases, licenses, purchase orders and other commitments were entered into in the ordinary course of business and only to the extent of any performance required thereunder after the Effective Time;

         (b) The indebtedness of Universal as owed on the Degeyter lease in the principal amount outstanding as of October 31, 1992 of Fourteen Thousand, Five Hundred Seventy-Four and 40/100 ($14,574.40) Dollars;





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         (c)     Subject to reimbursement by Universal as provided in that
                 certain Letter Agreement between Universal and McDermott of even date December 1, 1992 which is by reference incorporated herein, the liability and obligation of Universal to the employees listed on Schedule 9.1 for accrued but not yet taken vacation (including the funding thereof); and

         (d) All liabilities and obligations that arise out of or are related to the Company's operation of the New Iberia facilities or any other event, act or occurrence that occurs after the Effective Time.

         2.2 Shared Liabilities and Obligations. Upon the Closing, the following liabilities and obligations relating to the New Iberia facilities, or the Contributed Assets, shall be shared pro rata between the Company and Universal or McDermott, as applicable (the "Shared Liabilities"):

         (a) With respect to utility charges that relate to billing periods beginning before the Effective Time and ending after the Effective Time, the responsibility for payment shall be prorated between the parties on the basis of the proportional number of calendar days in the relevant billing period that the Company, Universal or McDermott, as applicable, owns or operates the New Iberia facilities;

         (b) With respect to rentals payable on leased property included as part of the Contributed Assets that relate to lease periods beginning before and ending after the Effective Time the responsibility for





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                 payment will be allocated between the parties on the basis of the proportional number of calendar days that the Company, Universal or McDermott, as applicable, occupied or used such leased property during the relevant lease period; and

         (c) With respect to ad valorem, property and similar type taxes for the applicable tax year, the responsibility for payment will be prorated between the parties on the basis of the proportional number of calendar days that the Company, Universal or McDermott, as applicable, owns or operates the Contributed Assets during the relevant tax year; and

         (d) With respect to all sales, use or transfer taxes, and all similar taxes and charges, relating to or arising out of the transfers contemplated hereby, Universal and McDermott shall each pay half.

Subject to the terms above, if a party pays any of the Shared Liabilities for which another party is entirely or partially responsible hereunder, then the responsible party will promptly (but in no event later than thirty (30) days after demand by the paying party) reimburse the paying party for that portion of the Shared Liabilities for which the responsible party is responsible, provided that any demand for reimbursement shall be accompanied by appropriate evidence of payment thereof.

         2.3 Excluded Liabilities and Obligations. Except as expressly set forth in Sections 2.1 and 2.2 above, the Company shall not assume and shall not be liable or responsible for any debt, obligation or liability of Universal or





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McDermott, as applicable, or any claims against either of them, of any kind, whether know or unknown, contingent, absolute or otherwise (the "Excluded Liabilities"), including without limitation the following liabilities and obligations:

         (a) Subject to Section 2.1(a) hereof, related to or arising from transactions of or with any other business or division of either Universal or McDermott, as applicable, including interdivision, intracompany or intercompany payables, obligations or agreements incurred in connection with the operation of the New Iberia facilities prior to the Effective Time;

         (b) For taxes of any kind incurred in connection with the operation of the New Iberia facilities prior to the Effective Time (except for the Company's share of the taxes referred to in Section 2.2(c) above), including Federal, state and local taxes on income, sales and use, worker's compensation taxes, FICA contributions and profit sharing deductions and all taxes and charges related to or arising from the transfers contemplated hereby;

         (c) For damage or injury (real or alleged) to person or property arising from the ownership, possession or use of any product manufactured, assembled, processed, treated, distributed, sold or serviced or any service rendered prior to the Effective Time;

         (d) Any liabilities and obligations for any benefit, cost, expense, penalty or tax arising out of, resulting from, or relating to (i)





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                 any employee benefit plan (as defined in Section 3(3) of the
                 Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any employment agreements or contracts or any pension, medical or life insurance or other employee plan, program or agreement to which either Universal or McDermott is or was a party or sponsor covering employees of the New Iberia facilities before or after the Effective Time, or any breach or default by either Universal or McDermott under any of the foregoing; (ii) any violation before or after the Effective Time of the provisions of ERISA by either Universal or McDermott or any of their employees; or (iii) the employment relationship between either Universal or McDermott and any of their present or former employees or the termination of any such employment relationship, including without limitation severance pay and other similar benefits, if any, and any claim filed by any employee or former employee of either Universal or McDermott relating to the employment or termination of employment of any such employee by Universal or McDermott, including any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination or unemployment compensation;

         (e) Except as otherwise expressly provided herein, for expenses or fees incurred by either Universal or McDermott incidental to the preparation of this Agreement, preparation or delivery of materials or information requested by either of them or the Company, and the consummation of the transactions contemplated hereby, including all counsel and accounting fees;





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         (f)     Arising out of, resulting from or relating to any violation by
                 Universal or McDermott, as applicable, prior to the Effective Time of any regulation, administrative ruling or other order or decree of any Federal, state or local agency, or any Federal, state or local act, statute, rule or regulation, decree or ordinance, whether applicable to the New Iberia facilities or otherwise;

         (g) Except as otherwise expressly provided herein, relating to indebtedness for borrowed money or accounts payable of Universal or McDermott, as applicable, or guarantees of the obligations or liabilities of any other Persons;

         (h) Arising from or relating to any contract, customer order, lease, license, purchase order, permit or other commitment for which assignment to the Company is provided herein which is not assignable to the Company without the consent of another party and to which assignment such other party's consent is not obtained and no other arrangements have been made to provide to the Company the benefits intended to be assigned to the Company under such contract, customer order, lease, license, purchase order, permit or other commitment;

         (i) All liabilities and obligations for workers' compensation claims, whether pending as of the Effective Time or not, regardless of when made, that are based on injuries or conditions that first occurred or existed, or otherwise arose out of or are attributable in whole or in part to employment with Universal or McDermott, as applicable, prior to the Effective Time;





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         (j)     Subject to Section 2.1(a) hereof, all costs, expenses,
                 liabilities or obligations due to products sold or services rendered by Universal or McDermott, as applicable, or any predecessors prior to the Effective Time resulting from any litigation, whether threatened or actual, or pending at the Effective Time or not;

         (k) Arising out of, resulting from or relating to (i) the shipment from the New Iberia facilities for off- site disposal, treatment, burial or reclamation of radioactive materials, incinerator residue, sewage, chemical wastes, solid waste, garbage or other hazardous materials, hazardous substances or hazardous waste prior to the Effective Time; (ii) the discharge, emission or release of any hazardous materials, hazardous substances or hazardous wastes at or from either of the New Iberia facilities prior to the Effective Time; (iii) the generation, treatment and storage of hazardous materials, hazardous substances or hazardous wastes at or from the New Iberia facilities prior to the Effective Time, and (iv) all other liabilities and obligations under any Federal, state or local rule or environmental act, statute, regulation, decree or ordinance that arose out of or are related to any act or omission of Universal or McDermott, as applicable, prior to the Effective Time; and

         (l) All liabilities and obligations arising out of, resulting from, or relating to claims for infringement or other misappropriation of the intellectual property of any Person by Universal or McDermott, as applicable, to the Effective Time.





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         2.4     Non-Assignable Contracts.  In the case of any contract,
customer orders, lease, license, purchase orders, permit or other commitment of Universal or McDermott, respectively, applicable to the New Iberia facilities included in Assumed Liabilities or Shared Liabilities which are by their terms, by virtue of their subject matter or by operation of law not assignable to the Company without the consent of a Third Party (the "Non-Assignable Contracts"), Universal and McDermott agree, if they are a party to a Non-Assignable Contract, to use their best efforts as soon as reasonably practicable after the execution and delivery of this Agreement to obtain any consents necessary to convey to the Company such Non-Assignable Contracts or the benefits thereof. With respect to any such consent that has not been obtained by the Closing Date, Universal and McDermott agree, if they are a party to a Non-Assignable Contract, to cooperate in good faith with the Company to enter into any reasonable arrangement designed to provide the Company with the same economic and other benefits of any such Non-Assignable Contract as if it had been assigned on the Closing Date. Such cooperation shall include the enforcement for the benefit and at the expense of the Company of all rights previously enjoyed by Universal or McDermott, as applicable, in connection with such Non-Assignable Contract. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assignable Contract, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Universal and McDermott, as applicable, would not, as a matter of law, pass to the Company as an incident of the assignments contemplated by this Agreement.





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                                  ARTICLE III
                     The Closing and Contribution of Assets

         3.1 Closing. The contribution of assets and assumption of liabilities and obligations contemplated by this Agreement (the "Closing") shall occur at the offices of McDermott, 1010 Common Street, Suite 2700, New Orleans, Louisiana at 10:00 A.M. on December 1, 1992 or at such other time or place as may be mutually agreed upon by the parties (the "Closing Date"). Upon consummation, the Closing shall be deemed to take place as of the close of business on November 29, 1992 (the Effective Time"). Title to the Contributed Assets and the risk of loss or damage thereto shall pass to the Company at the Effective Time.

         3.2 Deliveries by Universal and McDermott. At the Closing, Universal and McDermott shall deliver, as applicable, the following:

         (a) A Tradename and Trademark Assignment in substantially the form attached hereto as Attachment I;

         (b) A Trade Secrets and Know-How Assignment in substantially the form attached hereto as Attachment II;

         (c) Vehicles titles and valid assignments thereof for each owned vehicle included in the Contributed Assets;

         (d) A Survey for each parcel of owned or leased real property included in the Contributed Assets;

         (e) A Title Opinion for each parcel of owned or leased real property included in the Contributed Assets, issued by Milling, Benson,





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                 Woodward, Hillyer, Pierson & Miller, Attorneys at Law,
                 addressed to the Company and dated as of the date hereof;

         (f) Lease Assignments in substantially the form attached hereto as Attachment III from each lessor or sublessor of property used in the conduct of the New Iberia facilities;

         (g) Payoff and release letters from creditors of Universal or McDermott, as applicable, together with UCC-3 termination statements with respect to financing statements previously filed against any of the Contributed Assets (other than in respect of leased personal property as to which the Company is assuming the obligation to make lease payments after the Effective Time);

         (h) Copies of all consents of Third Parties identified on Schedule 3.2(h) (the "Indispensable Consents") and, to the extent any Contributed Assets cannot be transferred or assigned to the Company as of the Effective Time due to failure to obtain any required Third Party consent or approval, such agreements designed to secure for the Company the benefit of any such Contributed Asset as contemplated by Section 2.4;

         (i) An environmental site assessment conducted by Furgo-McClelland (Southeast), Inc., showing no conditions affecting the Contributed Assets, which would require material expenditures for purpose of compliance with applicable federal, state, and local statutes, laws, ordinances, orders, codes, rule, and regulations relating to

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                 pollution or the protection of the environment, except such conditions as Universal or McDermott, as applicable, shall have cured; and

         (j) Such other instruments or documents as may be necessary or appropriate for Universal and McDermott to carry out the transactions contemplated hereby.

         3.3 Deliveries by the Company. At the Closing, the Company shall deliver the following:

         (a) Share certificates in substantially the form attached hereto as Attachment IV; and

         (b) Such other instruments or documents as may be necessary or appropriate for the Company to carry out the transactions contemplated hereby.

         3.4 Closing Agreements. At the Closing, the parties shall execute, acknowledge, and deliver, as appropriate, the following:

         (a) A Shareholders' Agreement in substantially the form attached hereto as Attachment V;

         (b) A General Assignment, Bill of Sale and Assumption of Liabilities in substantially the form attached hereto as Attachment VI;

         (c) Acts of Sale in substantially the form attached hereto as Attach- ment VII;

         (d) A Lease Agreement in substantially the form attached hereto as Attachment VIII;

         (e) An Employment Agreement in substantially the form attached hereto as Attachment IX;

         (f) A Put/Call Agreement in substantially the form attached hereto as Attachment X;

         (g) A Borrowed Servants' Agreement in substantially the form attached hereto as Attachment XI; and

         (h) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

         3.5 Actions Deemed Simultaneous. At the Closing, the transactions contemplated by this Agreement will be deemed to have occurred simultaneously, notwithstanding any different order in the execution and delivery of any of the documents or agreements executed and delivered in connection herewith.

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                                   ARTICLE IV
                  Representations and Warranties of Universal

         Universal represents and warrants to McDermott and the Company as follows:

         4.1 Authority. Universal has full legal right, power and authority, without the consent of any other Person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate, shareholder and other acts or proceedings required to be taken by Universal to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby or thereby have been duly and properly taken.

         4.2 Validity. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of Universal, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien on any of the Universal Contributed Assets or the acceleration of any indebtedness or other obligation applicable to Universal and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the Charter or By-laws of Universal, (b) any contract, agreement or other instrument to which Universal is a party or by which Universal or any of the Universal Contributed Assets are bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or
(d) any law, rule or regulation applicable to Universal, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the

Universal Contributed Assets, in the case of clauses (b), (c) and (d) above.
No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and deliver by Universal of this Agreement or such other agreements and instruments or the consummation by Universal of the transactions contemplated hereby or thereby.

         4.3 Due Organization. Universal is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has full power and authority and all requisite licenses, permits and franchises to own, lease and operate the Universal Contributed Assets and to carry on the business of its New Iberia facility as currently conducted. Universal is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions, domestic and foreign, where failure to be so licensed or qualified would have a material adverse effect upon the operation of its New Iberia facility. Schedule 4.3 sets forth an accurate, correct and complete list of all jurisdictions in which Universal is qualified to do business in relation to the business of its New Iberia facility.

         4.4 Subsidiaries. Universal does not, in relation to the business of its New Iberia facility, own stock or have any other equity interest in, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any such entity related to the business of its New Iberia facility other than as set forth on Schedule 4.4. Schedule 4.4 sets forth an accurate, correct and complete list of all entities, if any, acquired by Universal and incorporated in the operations of its New Iberia facility, as well as businesses previously incorporated in the operations of its New Iberia facility which have been liquidated, sold or otherwise transferred.

         4.5 Financial Statements. The financial statements applicable to the business of Universal's New Iberia facility for the fiscal years ended March 31, 1991 and March 31, 1992 attached hereto as Schedule 4.5 are in all material respects (a) in accordance with the books of account and records of the New Iberia facility, (b) fair presentations of the financial condition and results of operations of the New Iberia facility as of the dates and for the periods indicated and (c) prepared in accordance with those accounting principles used in the operation of the New Iberia facility and applied on a consistent basis throughout the periods covered thereby.

         4.6 Interim Change. Since March 31, 1992 with respect to the business of the New Iberia facility, there has not been (a) any adverse change in the financial condition, assets, liabilities, personnel or business of the New Iberia facility or in its relationships with suppliers, customers, agents, sales representatives, lessors or others, except changes in the ordinary course of business; (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the business or assets of the New Iberia facility; (c) any forgiveness or cancellation of debts or claims, or waiver of any rights, except in the ordinary course of business; (d) any increase in the compensation payable by Universal to any of its salaried employees, except in the ordinary course of business; (e) any work stoppage or labor dispute, except in the ordinary course of business; (f) any advances to or investments in or transfers of assets to any other divisions or Affiliates of Universal, except in the ordinary course of business; (g) any event or condition of any character materially adversely affecting the business or assets of the New Iberia facility; (h) any discharge, satisfaction or payment of any Lien, other than in the ordinary course of business; or (i) any material change in the credit practices of the New Iberia facility or in its methods of maintaining books, accounts or business records, except, in each instance, as disclosed on
Schedule 4.6. Universal has not, in connection with the New Iberia facility, incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise since March 31, 1992, except liabilities and obligations in the ordinary course of business or as disclosed on Schedule 4.5. Since March 31, 1992, Universal has not made any material decisions affecting the New Iberia facility including (i) changes in agency or sales representation relationships, inventory levels, management organization or personnel arrangements with advertising agencies, market research projects, advertising and promotion budgets or the content of advertisements or working capital levels (payables, receivables and inventory); (ii) changes in discretionary costs such as advertising, maintenance and repairs, research and contracts; (iv) the commencement, conduct or settlement of any litigation; (v) any capital expenditures or deferral of capital expenditures; (vi) deviation from plans on sales and profitability; (vii) financial transactions, such as borrowings, dividends and any intercompany transactions; or (viii) any other matters affecting the operation of the New Iberia facility, except in the ordinary course of business or as disclosed on Schedule 4.6.

         4.7 Accounts Receivable. All outstanding accounts and notes receivable included in the Financial Statements attached hereto as part of
Schedule 4.5 or acquired since March 31, 1992 are due and valid claims against account debtors for goods or services delivered or rendered by the business of the New Iberia facility subject to no defenses, offsets or counterclaims, except as reserved against on the March 31, 1992 Balance Sheet attached hereto as part of Schedule
4.5 or otherwise reserved against in the ordinary course of business since March 31, 1992 in a manner consistent with prior practice. All such receivables arose in the ordinary course of business. No such receivables are subject to prior Lien except for Liens which will be released of record prior to the Closing. Universal has not incurred any liabilities to customers for promotional allowances or otherwise, except as will be discharged in the ordinary course of business. Schedule 4.7 contains an accurate, correct and complete accounts receivable aging as of September 30, 1992.

         4.8 Inventory. All inventories reflected on the March 31, 1992 Balance Sheet included in the Financial Statements attached hereto as part of
Schedule 4.5 or acquired since March 31, 1992 included in the Universal Contributed Assets are (i) properly valued at the lower of cost or market value in accordance with accounting principles used in the business of the New Iberia facility consistently applied; (ii) of good and merchantable quality and contain no material amounts that are not salable and unusable for the purposes intended in the ordinary course of the business of the New Iberia facility; and
(iii) at levels adequate and not excessive in relation to the current circumstances of the business of the New Iberia facility and in accordance with past inventory stocking practices. All inventories disposed of subsequent to March 31, 1992 have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice.

         4.9 Motor Vehicles. Schedule 4.9 contains an accurate, correct and complete list of all motor vehicles, including boats or aircraft, used in the business of the New Iberia facility, whether owned or leased. All such vehicles are properly licensed and registered based on their current use in the business of the New Iberia facility in accordance with applicable law.

         4.10 Insurance. Schedule 4.10 contains an accurate, correct and complete list and summary description (including the name of the insurer, coverage, and expiration date) of all binders, policies of insurance or fidelity bonds maintained by Universal or in which Universal is a named insured with respect to the New Iberia facility. With respect to the New Iberia facility (i) all insurance has been issued under valid and enforceable policies or binders for the benefit of Universal, (ii) all such policies or binders are in full force and effect, (iii) there are no pending or asserted material claims against such insurance by Universal, to which the insurers have denied liability, and (iv) there exist no material claims under such insurance that have not been properly filed by Universal, except, in each instance, as disclosed on Schedule 4.10. Schedule 4.10 also sets forth the claims experience for the last two (2) full fiscal years and the interim period through the date hereof with respect to the New Iberia facility (both insured and self-insured).

         4.11 Title to Universal Contributed Assets. Universal is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the Universal Contributed Assets which Universal purports to own. Except as disclosed on Schedule 4.11, none of the Universal Contributed Assets which Universal purports to own are subject to (i) any contract of lease, license or sale, (ii) any Lien, or (iii) any royalty or commission arrangements, except, in each instance for Permitted Liens.
Attached hereto as Schedule 4.11 is a list as of September 30, 1992, of all fixed assets included in the Universal Contributed Assets which list is accurate, correct and complete in all material respects.

         4.12 Universal Real Property. (a) Schedule 4.12 sets forth an accurate, correct and complete list of each parcel of real property, owned or leased, included in the Universal Contributed Assets, including a list of all written (and to the best of Universal's knowledge all unwritten) contracts and agreements relating to or affecting such real property or any interest therein. Universal has delivered to McDermott and the Company accurate, correct and complete copies, in the case of written contracts and agreements, or summaries, in the case of unwritten contracts and agreements, as applicable. Universal is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable and insurable title in fee simple absolute to, the real property shown on Schedule 4.12 as owned by it and has valid insurable leasehold estates in the real property shown on Schedule
4.12 as leased by it, and is in possession of said real property, including the buildings, structures, sidetracks, and improvements situated thereon and appurtenances thereto, in each case free and clear of all Liens, other than Permitted Liens. All rents, royalties, and other charges accruing under the leases of the real property shown on Schedule 4.12 as leased by Universal through the date of this Agreement have been duly paid other than amounts being disputed in good faith and Universal enjoys peaceable and undisturbed possession under all such leases. The leases of the real property shown on
Schedule 4.12 are in full force and effect and are valid, binding and enforceable in accordance with the respective terms as to Universal and, to the best of Universal's knowledge, the other parties to any such lease. Universal is not in default under any such lease and, to the best of Universal's knowledge, no default or event of default by the other parties to any such lease, and no event that with the giving of notice or passage of time or both, would constitute a default by any other party to any such lease, has occurred and is continuing under the terms of any such lease. The consummation of the transactions contemplated hereby will not constitute a default under any such lease.

         (b) Neither the whole nor any portion of the real property has been condemned, requisitioned or otherwise taken by any public authority, and no written notice of any such condemnation, requisition or taking has been received. To the best of Universal's knowledge, no such condemnation, requisition or taking is threatened or contemplated. Universal has no knowledge of any public improvements which may result in special assessments against or otherwise affecting the real property.

         (c) The Universal Contributed Assets are in compliance with all applicable zoning, building, health, fire, water, use or similar statutes, ordinances, laws, regulations or codes, except where failure to comply will not have a material adverse effect on the operations of Universal's New Iberia facility or the Universal Contributed Assets. The zoning of each parcel of real property permits the existing improvements and the operation of Universal's New Iberia facility as presently conducted thereon. Universal has all easements and rights, including easements for all utilities, services, roadways, railways and other means of ingress and egress, necessary to operate its New Iberia facility as presently conducted. The real property as conveyed and the leases assigned pursuant to this Agreement shall include all rights to any off-site facilities necessary to ensure compliance in all material respects with all zoning, building, health, fire, water, use or similar statutes, ordinances, laws, regulations or codes. To the best of Universal's knowledge, no fact or condition exists which would result in the termination or impairment of access to the real property included in the Universal Contributed Assets or discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services.

         (d) At the Closing, Universal will deliver to the Company any consents or approvals of any parties required in connection with the assignment of the leases of the real property shown on Schedule 4.12 to the Company that are Indispensable Consents.

         4.13 Personal Property Leases. Schedule 4.13 contains an accurate, correct and complete list of all leases of personal property used in the operation of Universal's New Iberia facility (the "Personal Property Leases"). Universal has delivered to McDermott and the Company an accurate, correct and complete copy of each such Personal Property Lease. With respect to such Personal Property Leases:

         (a) The Personal Property Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms as to Universal and, to the best of Universal's knowledge, the other parties thereto;

         (b) No amounts payable under any Personal Property Lease are past due other than amounts being disputed in good faith;

         (c) Universal and, to the best of Universal's knowledge, each other party thereto has complied with all commitments and obligations on its part to be performed or observed under each Personal Property Lease;

         (d) Universal has not received any notice of a default, offset or counterclaim under any Personal Property Lease, or any other communication calling upon it to comply with any provision of any Personal Property Lease or asserting noncompliance, and no event or condition had happened or presently exists as to Universal or, to the best of Universal's knowledge, any other party thereto, which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Personal Property Lease has occurred and is continuing; and

         (e) Universal has good and marketable title to each Personal Property Lease and there does not now exist any Lien created or suffered to exist on the leasehold interest created under any Personal Property Lease other than UCC-1 forms filed by the Lessor of leased personal property for public notice purposes. The consummation of the transactions contemplated hereby will not constitute a default under any Personal Property Lease; and

         (f) At the Closing, Universal will deliver to the Company any consents or approvals of any parties required in connection with the assignment of the Personal Property Leases to the Company that are Indispensable Consents.

         4.14 Condition of Assets. The assets and properties utilized in the Universal Contributed Assets, whether owned or leased, are in all material respects in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used. Such assets and properties conform to all applicable statutes, ordinances, laws, regulations and codes, except for such variations as do not impair or interfere with the use of such property and assets for the purposes for which they are employed, and Universal has not received any written notice to the contrary. The Universal Contributed Assets include all properties and assets the ownership, holding or use of which is necessary for the operation of Universal's New Iberia facility as presently operated.

         4.15 Intellectual Property. Schedule 4.15 contains an accurate, correct and complete list of all patents, trademarks, trademark rights, service marks, copyrights and applications for any of the foregoing utilized by Universal in the operation of its New Iberia facility (the "Intellectual Property"). During the preceding five (5) years, Universal, in its operation of its New Iberia facility, has not been known by or done business under any name other than those listed on Schedule 4.15. Schedule 4.15 also contains an accurate, correct and complete list of all licenses and other agreements relating to any Intellectual Property. Except as set forth on Schedule 4.15, none of the Intellectual Property is subject to any extensions, renewals, taxes or fees due within ninety (90) days after Closing. Except as set forth on
Schedule 4.15, with respect to the Intellectual Property, (a) Universal is the sole and exclusive owner and has the sole and exclusive right to use the Intellectual Property; (b) no action, suit, arbitration, or legal, administrative or other proceeding, or governmental investigation is pending, or, to the best of Universal's knowledge, threatened, which involves any Intellectual Property; (c) none of the Intellectual Property infringes upon, conflicts with or otherwise violates the rights of others or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or change; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements pertaining to any of the Intellectual Property; (e) Universal has not received any charge of interference or infringement of or by the Intellectual Property; (f) Universal has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property; (g) Universal has no knowledge of any patent, invention or application therefor or similar property which would infringe upon any of the Intellectual Property or adversely affect the manufacture, distribution or sale of products or services registered under applicable law; and (h) the Intellectual Property constitutes all such assets, properties and rights which are necessary to operate Universal's New Iberia facility as it is presently operated. The conduct of the business of the New Iberia facility by the Company after the Closing in the manner and geographic area in which the business of Universal's New Iberia facility is currently conducted by Universal will not infringe upon any asserted rights of others with respect to the current trade dress or packaging of any products relating to the products sold or serviced rendered by Universal at its New Iberia facility. Universal is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental department, commission, board, bureau, agency of instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any Intellectual Property rights.

         4.16    Software and Information Systems.  Except as set forth on
Schedule 4.16, Universal has the sole and exclusive right, title and interest to all electronic data processing systems, information systems, computer software, programs, program specifications and narrative descriptions, flow charts and other related material used by Universal at its New Iberia facility other than any of the foregoing used at Universal's New Iberia facility pursuant to a commercially available non-exclusive end-user lease or license agreement (collectively the "Software"). Schedule 4.16 contains an accurate, correct and complete list of all Software and identifies (i) Software which is owned by Universal ("Owned Software"); (ii) Software which is licensed to Universal ("Licensed Software") and (iii) any other Software in which Universal has any use, possessory or proprietary rights applicable to its New Iberia facility. Except as set forth on Schedule 4.15, all of the Owned Software and all related source codes and other documentation pertaining to such Owned Software is owned solely by Universal and has not been disclosed to any unaffiliated Person. Except as set forth on Schedule 4.16, all Software and all related source code and any other documentation pertaining to such Software owned by or licensed to Universal and all copies thereof are and at the Closing Date shall be located at Universal's New Iberia facility. Universal has no knowledge of any violation of trade secret rights or copyrights with respect to the Software. All pending software systems development projects relating primarily to Universal's New Iberia facility are described in Schedule 4.16, together with an identification of the Persons undertaking such projects.

         4.17 Customers and Suppliers. Except as disclosed in Schedule 4.17, all sales contracts and orders with customers and suppliers of Universal's New Iberia facility were entered into by or on behalf of Universal and were entered into in the ordinary course of business for usual quantities and at normal prices. Set forth on Schedule 4.17 is a list of the ten (10) largest customers and suppliers of Universal's New Iberia facility, determined on the basis of revenues from items sold (with respect to customers) or costs or items purchased (with respect to suppliers) for the fiscal year ended March 31, 1992. Except as disclosed on such Schedule, Universal does not know and has no reason to believe that any such customer or supplier will cease to do business with the Company after, or as a result of, the consummation of the transactions contemplated hereby. Except as disclosed in Schedule 4.17, Universal does not know of any fact, condition or event which would adversely affect its relationship with any customer.

         4.18 Employees. (a) Schedule 4.18 contains an accurate, correct and complete list of all of the current employees of Universal employed by it in the business conducted at its New Iberia facility, showing current rate of cash compensation (including bonuses and commissions), date of employment, summary job descriptions, any employment contracts currently in effect with any such employees, and any interests of such employees in any incentive compensation plan of Universal. Except as noted thereon, none of the employees listed on Schedule 4.18 is eligible for payments that would constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). There are no controversies or work stoppages pending, or to the best of Universal's knowledge, threatened involving any employee or group of employees. No union organizing or election activities involving any non-union employees of Universal are in progress or, to the best of Universal's knowledge threatened.

         (b) Universal is in substantial compliance and has not received notice of noncompliance with any laws relating to the employment of labor, including laws relating to occupational safety and health, workers' compensation, unemployment insurance, affirmative action, wage payment, wrongful termination, labor relations, and the payment of social security and other taxes. To the best of Universal's knowledge, except as disclosed in the Schedules hereto, there is not and will not be any liability of the Company arising out of claims made or suits brought by employees of Universal, including workers' compensation claims and any claims or suits under the Worker Adjustment and Retraining Notification Act ("WARN ACT"), occupational health and safety, environmental, consumer protection, equal employment, wage and hour, collective bargaining, arbitration, unemployment insurance, affirmative action, wage payment, wrongful termination, labor relations matters, claims or suits for contribution to, or indemnification of, Third Parties for harm, injury, sickness, disease, death or termination of employment of any person (including any employee or former employee or any contractor or subcontractor of Universal or any agent or distributor of Universal, to the extent attributable to an event occurring or a state of facts existing prior to the Effective Time.

         (c) There are no collective bargaining agreements currently in effect relating to the employees of Universal employed by it in the business conducted at its New Iberia facility.

         4.19 Employee Benefits Plan. Schedule 4.19 lists each "employee pension benefit plan" as defined in Section 3(2) of ERISA and each "employee welfare plan" as defined in Section 3(l) of ERISA, under which any current employee of Universal employed by it in the business conducted at its New Iberia facility participates. Schedule 4.19 also lists each plan, policy, arrangement or practice which provides bonus, deferred compensation, incentive or other compensation, and any other fringe benefits to any current employee of Universal employed by it in the business conducted at its New Iberia facility. Universal has previously delivered to McDermott and the Company true and complete copies of all documents and instruments establishing or constituting any plan, arrangement, policy or practice listed on Schedule 4.19.

         4.20 No Fraudulent Conveyance. Universal is solvent, having assets which at a fair valuation exceed its liabilities, and Universal is able to meet its debts as they mature and will not become insolvent as a result of the transactions contemplated hereby. Universal is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any Person to which it is indebted. Following consummation of the transactions contemplated by this Agreement, Universal will have sufficient capital and property remaining to conduct the businesses in which it will thereafter be engaged.

         4.21 Material Contracts. (a) Schedule 4.21 contains an accurate, correct and complete list of all contracts, customer orders, lease, licenses, purchase order and other commitments related to Universal's New Iberia facility to which Universal is a party or bound, or by which any of the Universal Contributed Assets are subject or bound, meeting any of the descriptions set forth below (the "Material Contracts"):

         (i) Personal Property Leases, insurance, licenses of Intellectual Property, employment contracts, employee benefit plans, Licenses and Permits;

         (ii) Any contract, purchase order or other commitment for capital expenditures for the purchase of any materials, parts, supplies or services in excess of $10,000.00 except those incurred in the ordinary course of business and having a term of one year or less;

         (iii) Any contract, purchase order or other commitment for the purchase of machinery, equipment or fixtures or any construction or other similar agreement involving any expenditure in excess of $10,000;

         (iv) Any contract, customer order or other commitment obligating Universal to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service;

         (v) Any instrument evidencing or relating to indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $10,000.00 (excluding normal trade payables), or any instrument guaranteeing or in effect guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability and all outstanding standby letters of credit or performance bonds;

         (vi) Any joint venture, partnership or other cooperative arrangement or any other agreement involving a sharing of profits or involving the business conducted at Universal's New Iberia facility;

         (vii) Distributor, dealer, sales representative, agency, franchise or advertising contract not terminable without payment or penalty on sixty (60) days (or less) notice;

         (viii) Any deed, lease, agreement or other instrument affecting any right, title and interest in or to real property;

         (ix) Any contract, lease, license, permit or other commitment with any governmental or any agency or instrumentality thereof;

         (x) Any contract, lease, license, purchase order or other commitment with respect to the discharge or removal of hazardous materials, hazardous substances, or hazardous wastes of any nature;

         (xi)    Licenses, confidentiality or royalty agreements;

         (xii)   Powers of attorney; and

         (xiii) Any other contract, customer order, lease, license, purchase order or other commitment related to Universal's New Iberia facility (other than contracts excluded by an express exception from the descriptions set forth in subsections (i) through (xii) above) which (A) provides for payment or performance by either party thereto having an aggregate value of $25,000.00 or more, (B) is not terminable without payment or penalty on sixty (60) days (or less) notice, (C) is between an Affiliate and Universal, or (D) was entered into outside of the ordinary course of business conducted at Universal's New Iberia facility.

All Material Contracts are in full force and effect and, as to Universal and, to best of Universal's knowledge, the other parties thereto, are valid, binding and enforceable in accordance with their terms and as to Universal and, to be best of Universal's knowledge, the other parties thereto, there are no defaults, offsets, counterclaims or defenses thereunder, and Universal has received no notice of default, offset counterclaim or defense under any such Material Contracts. Neither Universal, nor, to the best of Universal's knowledge, the other party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract, except where such breach, violation or default will not have a material adverse effect on the business conducted at Universal's New Iberia facility. No event has occurred, as to Universal and, to the best of Universal's knowledge, the other party thereto, which is or after the giving of notice or passage of time or both, will constitute a default under or result in the breach of any Material Contract by Universal, or, to the best of Universal's knowledge, by any other party, except where such breach, violation or default will not have a material adverse effect. Accurate, correct and complete copies or summaries, as applicable, of each Material Contract have been delivered or made available to McDermott and the Company. Universal has not received notice that any party to any Material Contract intends to cancel or terminate such Material Contract or to exercise or not exercise options or rights under such Material Contract. All liabilities and obligations of Universal to be paid or performed on or before the Effective Time under each Material Contract have been, or will have been on the Effective Time, fully paid or performed.

         (b) Except as listed on Schedule 4.21, there are neither any completed or in-process contracts, customer orders or other commitments of the type described in Section 4.21(a)(iv) hereof nor related insurance policies that are subject to further financial adjustment as a result of contractual audit rights or other rights of any Person, including any government or any department, branch or agency thereof.

         (c) With respect to all current or previously entered into contracts, customers orders, leases, licenses, purchase orders or other commitments imposing an obligation of confidentiality upon Universal, neither Universal nor any of its officers, employees or agents:

         (i) have knowingly disclosed confidential information in circumstances which could result in a claim from a Third Party; or

         (ii)    know of any facts which might result in such a claim; or

         (iii) are presently involved in a dispute arising out of such a claim.

         (d) Except as disclosed on Schedule 4.21 hereto, in relation to backlog or in-process contracts, customer orders, or other commitments with customers of Universal, each of them:

         (i) has a period of less than twelve (12) months of performance from the Effective Time until its expiration or termination;

         (ii) is capable of being fulfilled or performed on time without undue or unusual expenditures of money or effort;

         (iii) accurately reflects the value of an arms-length basis of the services or goods in consideration of which any payment or receipt of funds has been or is to be made; and

         (iv) does not involve nor is likely to involve obligations or liabilities which by reason of that nature or magnitude ought reasonably to be made known to any intended purchaser of Universal's New Iberia facility.

         4.22 Taxes. (a) Universal has filed, been included in or sent, or will file, be included in or send, all returns, declarations and reports and all information returns and statements required to be filed or sent by or with respect to it in respect of taxes of any kind (including income, excise, franchise, property, value added, employment, sales and use taxes) and shall be responsible for all audits, examinations, proceedings and determinations for any period ending on or before the Effective Time and all taxes due and payable on or prior to the Effective Time have been or will be paid in full or adequately reserved for on the books of Universal. There are no tax liens on any of the Universal Contributed Assets and no basis exists for the imposition of any such liens except for ad valorem property, real estate and similar type taxes which are not yet due and payable.

         (b) The Company shall be responsible for the payment of all taxes due and payable after the Effective Time and the filing of all returns, declarations and reports and all information returns and statements required to be filed or sent by or with respect to it in respect of taxes of any kind and shall be responsible for all audits, examinations, proceedings and determinations for any period ending after the Effective Time to the extent applicable to the Universal Contributed Assets.

         4.23    Product and Service Warranties.  Except as described in
Schedule 4.23, since 1980, no product or service warranty or similar claims have been made against Universal in connection with the business conducted at its New Iberia facility.

         4.24 Product Liability Claims. Except as set forth in Schedule 4.24, since 1980, Universal has not received notice or information as to any claim or allegation of personal death or personal injury, property, or economic damages, any claim for punitive or exemplary damages, any material claim for contribution or indemnification, or any claim for injunction relief in connection with any product manufactured, sold or distributed or any service provided in connection with the business conducted at its New Iberia facility.

         4.25 Litigation. Except as set forth in Schedule 4.25, Universal is not engaged in or a party or, to the best of Universal's knowledge, threatened with any complaint, charge, suit, action, proceeding, hearing, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements or governmental investigation, in connection with the operation of its New Iberia facility. Universal has not received written notice of any investigation in connection with the operation of its New Iberia facility threatened or contemplated by any foreign, Federal, state or local governmental or regulatory authority, which remains unresolved, including those involving the safety of products, the safe working conditions of employees, employment practices or policies. Except as set forth in Schedule 4.25, neither Universal, in connection with the operations of its New Iberia facility, nor any of the Universal Contributed Assets is subject to any judgment, order, writ, injunction, stipulation or decree of any court or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator.

         4.26 Licenses and Permits. Schedule 4.26 contains an accurate, correct and complete list of each license, certificate, approval, exemption, franchise, registration, variance, accreditation, authorization and permit (collectively the "Licenses and Permits") held by Universal in connection with the operation of its New Iberia facility, as well as the trade association or the foreign, Federal, state or local jurisdiction issuing such Licenses and Permits, and the type and number of such License or Permit, including all Licenses and Permits held by Universal which pertain to the manufacture, storage, sale, taxation, transport, export or import of products or any services provided and which relate to its New Iberia facility. Such Licenses and Permits are valid and in full force and effect and there are no pending, or, to the best of Universal's knowledge, threatened proceedings which could result in the termination, revocation, limitation or impairment of any License or Permit. Universal has all certificates, licenses, permits, approvals, franchises, registrations, accreditations and other authorizations as are necessary or appropriate in order to own and operate its New Iberia facility and to own, occupy and lease its property, as the New Iberia facility is currently operated. Universal has not received any written notice from any governmental authority to the effect that any additional licenses or permits are required. Universal has not breached or defaulted under, nor, to the best of Universal's knowledge is alleged to have breached or defaulted under, any of the Licenses or Permits, except where such breach or default will not have a material adverse effect on the business conducted at its New Iberia facility. Except as discussed in Schedule 4.26, no violations have been recorded in respect of any such Licenses and Permits.

         4.27 Compliance with Law. The Universal Contributed Assets conform in all respect with all applicable laws, ordinances, codes, licensing requirements, rules and regulations, except for such variations as do not materially impair or interfere with the use for which such Universal Contributed Assets are employed, and Universal has not received any written notice to the contrary. Universal has complied in all respects with all laws, ordinances, regulations, licensing requirements, rules, decrees, awards or orders applicable to the operation of its New Iberia facility, except where failure to comply will not have a material adverse affect, including those related to wages, hours, hiring, promotions, retirement, working conditions, use and occupancy of improvements, non-discrimination, health, safety, pensions, employee benefits, the production, marketing, sale and distribution of products, labeling of products, trade regulation, antitrust, warranties and control of foreign exchange; and there is not and will not be any liability as of the Effective Time arising from or relating to any violations thereof, except where such liability will not have a material adverse effect. Universal has not received any written notice from any Person of any violation of any law, ordinance, code, rule or regulation or requiring or calling attention to the necessity of any work, repairs, new construction, installation or alteration in connection with the Universal Contributed Assets.

         4.28 Environmental Matters. (a) The Universal Contributed Assets comply in all respects with all federal, state, and local statutes, laws, ordinances, orders, codes, rules, and regulations relating to pollution or the protection of the environment, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, release, discharge or disposal of hazardous materials, hazardous substances, or hazardous wastes, except for such variations as do not materially impair or interfere with the use of which Universal's New Iberia facility and such Universal Contributed Assets are employed and Universal has not received any notice to the contrary. The Universal Contributed Assets have not been used by any previous owners and/or operators or by Universal to treat, store, handle, transfer, process, transport, discharge, dispose of or otherwise release hazardous materials, hazardous substances, or hazardous wastes which has caused, is causing or could by the acts or omissions of Universal or its Affiliates cause contamination to Universal's New Iberia facility and the Universal Contributed Assets or the environment. For purposes of this Agreement the terms "hazardous materials", "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances", "hazardous wastes", or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder as in effect on the date hereof; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6991, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder as in effect as of the date hereof; or (iii) to the extent not inconsistent with the definitions contained in the acts and regulations listed in (i) and (ii) above, any other federal, state or local environmental law or regulation. For purposes of this Agreement, the term "contamination" shall mean the uncontained presence of hazardous materials, hazardous substances or hazardous wastes which may require remediation under any applicable statutes, ordinances, laws, regulations or codes.

         (b) The Universal Contributed Assets have not been subject to any administrative or judicial proceedings pursuant to, and Universal has not received any notice of any violations by the Universal Contributed Assets of, any of the statutes, ordinances, laws, regulations or codes described in
Section 4.28(a), and Universal has no knowledge of any facts or circumstances that could reasonably form the basis of a claim or citation against Universal's New Iberia facility and the Universal Contributed Assets for a violation of any such statutes, ordinances, laws, regulations or codes. Universal has no knowledge of any notification having been filed with regard to a release of hazardous materials, hazardous substances or hazardous wastes at, from or into its New Iberia facility.

         (c) None of the storage tanks located at Universal's New Iberia facility (including any such storage tanks previously abandoned or removed) containing hazardous materials, hazardous wastes, hazardous substances, or petroleum (including crude oil or any fraction thereof) currently leak or have in the past leaked. There are no asbestos- containing materials that have been exposed in or at Universal's New Iberia facility through demolition, renovation or otherwise. None of the electrical transformers, fluorescent light fixtures or other equipment included in the Universal Contributed Assets contain polychlorinated biphenyls.

         4.29 Brokers. Universal has not retained any broker or finder pursuant to any contract or arrangement in connection with the transactions contemplated hereby under which such broker or finder could be entitled to a fee or commission from McDermott or the Company.

         4.30 Full Disclosure. No representation or warranty of Universal contained herein or made hereunder and no certificate, schedule, or other agreement, instrument or document furnished or to be furnished by Universal in connection with the transactions contemplated hereby contains or will contain misstatement of material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

                                   ARTICLE V
                  Representations and Warranties of McDermott

         McDermott represents and warrants to Universal and the Company as follows:

         5.1 Authority. McDermott has full legal right, power and authority, without the consent of any other Person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by McDermott to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

         5.2 Validity. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of McDermott, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien on any of the McDermott Contributed Assets or the acceleration of any indebtedness or other obligation applicable to McDermott and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the Charter or By-laws of McDermott, (b) any contract, agreement or other instrument to which McDermott is a party or by which McDermott or any of the McDermott Contributed Assets is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or
(d) any law, rule or regulation applicable to McDermott, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the McDermott Contributed Assets, in the case of clauses (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and deliver by McDermott of this Agreement or such other agreements and instruments or the consummation by McDermott of the transactions contemplated hereby or thereby.

         5.3 Due Organization. McDermott is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority and all requisite licenses, permits and franchises to own, lease and operate the McDermott Contributed Assets and to carry on the operations of its facility in New Iberia facility as conducted prior to its recent shutdown. McDermott is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions, domestics or foreign, where failure to be so licensed or qualified would have a material adverse effect upon the McDermott Contributed Assets.

         5.4 Subsidiaries. McDermott does not, in connection with the business of its New Iberia facility, own stock or have any other equity interest in, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any such entity related to the business of its New Iberia facility other than as set forth on Schedule 5.4. Schedule
5.4 sets forth an accurate, correct and complete list of all entities, if any, acquired by McDermott and incorporated in the operations of its New Iberia facility, as well as businesses previously incorporated in the operations of its New Iberia facility which have been liquidated, sold or otherwise transferred.

         5.5 Title to McDermott Contributed Assets. McDermott is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the McDermott Contributed Assets which McDermott purports to own. Except as disclosed on Schedule 5.5, none of the McDermott Contributed Assets which McDermott purports to own are subject to (i) any contract of lease, license or sale, (ii) any Lien, or (iii) any royalty or commission arrangements, except, in each instance for Permitted Liens.
Attached hereto as Schedule 5.5 is a list as of September 30, 1992, of all fixed assets included in the McDermott Contributed Assets which list is accurate, correct and complete in all material respects.

         5.6 McDermott Real Property. (a) Schedule 5.6 sets forth an accurate, correct and complete list of each parcel of real property included in the McDermott Contributed Assets, including a list of all written (and to the best of McDermott's knowledge all unwritten) contracts and agreements relating to or affecting such real property or any interest therein. McDermott has delivered to Universal and the Company accurate, correct and complete copies, in the case of written contracts and agreements, or summaries, in the case of unwritten contracts and agreements. McDermott is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable and insurable title in fee simple absolute to the real property shown on Schedule 5.6 and is in possession of said real property, including the buildings, structures, sidetracks, and improvements situated thereon and appurtenances thereto, in each case free and clear of all Liens, other than Permitted Liens.

         (b) Neither the whole nor any portion of the real property has been condemned, requisitioned or otherwise taken by any public authority, and no written notice of any such condemnation, requisition or taking has been received. To the best of McDermott's knowledge, no such condemnation, requisition or taking is threatened or contemplated. McDermott has no knowledge of any public improvements which may result in special assessments against or otherwise affecting the real property.

         (c) The McDermott Contributed Assets are in compliance with all applicable zoning, building, health, fire, water, use or similar statutes, ordinances, laws, regulations or codes, except where failure to comply will not have a material adverse effect on the operations of McDermott's New Iberia facility or the McDermott Contributed Assets. The zoning of each parcel of real property permits the existing improvements and the operation of McDermott's New Iberia facility as conducted thereon prior to its recent shutdowns. McDermott has all easements and rights, including easements for all utilities, services, roadways, railways and other means of ingress and egress, necessary to operate its New Iberia facility as conducted prior to its recent shutdown. The real property as conveyed shall include all rights to any off-site facilities necessary to ensure compliance in all material respects with all zoning, building, health, fire, water, use or similar statutes, ordinances, laws, regulations, and codes. To the best of McDermott's knowledge, no fact or condition exists which would result in the termination or impairment of access to the real property included in the McDermott Contributed Assets or discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services.

         5.7 Condition of Assets. The assets and properties included in the McDermott Contributed Assets, whether owned or leased, are in all material respects in good operating condition and repair (reasonable wear and tear and damage from Hurricane "Andrew" excepted) and are suitable for the purposes for which they are presently being used. Such assets and properties conform to all applicable statutes, ordinances, laws, regulations and codes, except for such variations as do not impair or interfere with the use of such property and assets for the purposes for which they were employed prior to their recent shutdown, and McDermott has not received any written notice to the contrary.

         5.8 No Fraudulent Conveyance. McDermott is solvent, having assets which at a fair valuation exceed its liabilities, and McDermott is able to meet its debts as they mature and will not become insolvent as a result of the transactions contemplated hereby. McDermott is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any Person to which it is indebted. Following consummation of the transactions contemplated by this Agreement, McDermott will have sufficient capital and property remaining to conduct the businesses in which it will thereafter be engaged.

         5.9 Taxes. (a) McDermott has filed, been included in or sent, or will file, be included in or send, all returns, declarations and reports and all information returns and statements required to be filed or sent by or with respect to it in respect of taxes of any kind (including income, excise, franchise, property, value added, employment, sales and use taxes) and shall be responsible for all audits, examinations, proceedings and determinations for any period ending on or before the Effective Time and all taxes due and payable on or prior to the Effective Time have been or will be paid in full or adequately reserved for on the books of McDermott. There are no tax liens on any of the McDermott Contributed Assets and no basis exists for the imposition of any such liens except for ad valorem property, real estate and similar type taxes which are not yet due and payable.

         (b) The Company shall be responsible for the payment of all taxes due and payable after the Effective Time and the filing of all returns, declarations and reports and all information returns and statements required to be filed or sent by or with respect to it in respect of taxes of any kind and shall be responsible for all audits, examinations, proceedings and determinations for any period ending after the Effective Time to the extent applicable to the McDermott Contributed Assets.

         5.10 Litigation. Except as set forth in Schedule 5.10, McDermott is not engaged in or a party or, to the best of McDermott's knowledge, threatened with any complaint, charge, suit, action, proceeding, hearing, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements or governmental investigation, in connection with its New Iberia facility. McDermott has not received written notice of any investigation in connection with the operation of the business conducted at the New Iberia facility prior to its recent shutdown threatened or contemplated by any foreign, Federal, state or local governmental or regulatory authority, which remains unresolved, including those involving the safety of products, the safe working conditions of employees, employment practices or policies. Except as set forth in Schedule 5.10, neither McDermott, in connection with its New Iberia facility, nor any of the McDermott Contributed Assets is subject to any judgment, order, writ, injunction, stipulation or decree of any court or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator.

         5.11 Licenses and Permits. Schedule 5.11 contains an accurate, correct and complete list of the Licenses and Permits held by McDermott applicable to the operation of its New Iberia facility, as well as the trade association or the foreign, Federal, state or local jurisdiction issuing such Licenses and Permits, and the type and number of such License or Permit, including all Licenses and Permits held by McDermott which pertain to the manufacture, storage, sale, taxation, transport, export or import of products or any services provided and which relate primarily to the business conducted at its New Iberia facility prior to its recent shutdown. Such Licenses and Permits are valid and in full force and effect and there are no pending, or, to the best of McDermott's knowledge, threatened proceedings which could result in the termination, revocation, limitation or impairment of any License or Permit. McDermott has all certificates, licenses, permits, approvals, franchises, registrations, accreditations and other authorizations as are necessary or appropriate to operate the New Iberia facility in the manner operated prior to its recent shutdown. McDermott has not received any written notice from any governmental authority to the effect that any additional licenses or permits are required. McDermott has not breached or defaulted under, nor, to the best of McDermott's knowledge is alleged to have breached or defaulted under, any of the Licenses or Permits, except where such breach or default would not have a material adverse effect on the business conducted at the New Iberia facility prior to its recent shutdown. Except as discussed in Schedule 5.11, no violations have been recorded in respect of any such Licenses and Permits.

         5.12 Compliance with Law. The McDermott Contributed Assets conform in all respect with all applicable laws, ordinances, codes, licensing requirements, rules and regulations, except for such variations as do not materially impair or interfere with the use for which such McDermott Contributed Assets are employed, and McDermott has not received any written notice to the contrary. McDermott complied in all respects with all laws, ordinances, regulations, licensing requirements, rules, decrees, awards or orders applicable to the business or operations of its New Iberia facility prior to its recent shutdown, except where failure to comply would not have a material adverse affect, including those related to wages, hours, hiring, promotions, retirement, working conditions, use and occupancy of improvements, non- discrimination, health, safety, pensions, employee benefits, the production, marketing, sale and distribution of products, labeling of products, trade regulation, antitrust, warranties and control of foreign exchange; and there is not and will not be any liability as of the Effective Time arising from or relating to any violations thereof, except where such liability will not have a material adverse effect. McDermott has not received any written notice from any Person of any violation of any law, ordinance, code, rule or regulation or requiring or calling attention to the necessity of any work, repairs, new construction, installation or alteration in connection with the McDermott Contributed Assets.

         5.13 Environmental Matters. (a) The McDermott Contributed Assets comply in all respects with all federal, state, and local statutes, laws, ordinances, orders, codes, rules, and regulations relating to pollution or the protection of the environment, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, release, discharge or disposal of hazardous materials, hazardous substances, or hazardous wastes, except for such variations as do not materially impair or interfere with the use of which such McDermott Contributed Assets were employed prior to their recent shutdown and McDermott has not received any written notice to the contrary. The McDermott Contributed Assets have not been used by any previous owners and/or operators or by McDermott to treat, store, handle, transfer, process, transport, discharge, dispose of or otherwise release hazardous materials, hazardous substances, or hazardous wastes which has caused, is causing or could by the acts or omissions of McDermott or its Affiliates cause contamination to the McDermott Contributed Assets or the environment.

         (b) The McDermott Contributed Assets have not been subject to any administrative or judicial proceedings pursuant to, and McDermott has not received any notice of any violations by the McDermott Contributed Assets of, any of the statutes, ordinances, laws, regulations or codes described in
Section 5.13(a), and McDermott has no knowledge of any facts or circumstances that could reasonably form the basis of a claim or citation against the McDermott Contributed Assets for a violation of any such statutes, laws, ordinances, regulations or codes. McDermott has no knowledge of any notification having been filed with regard to a release of hazardous materials, hazardous substances or hazardous wastes, at, from or into its New Iberia facility.

         (c) None of the storage tanks located at McDermott's New Iberia facility (including any such storage tanks previously abandoned or removed) containing hazardous materials, hazardous wastes, hazardous substances, or petroleum (including crude oil or any fraction thereof) currently leak or have in the past leaked. There are no asbestos- containing materials that have been exposed in or at McDermott's New Iberia facility through demolition, renovation or otherwise. None of the electrical transformers, fluorescent light fixtures or other equipment included in the McDermott Contributed Assets contain polychlorinated biphenyls.

         5.14 Brokers. McDermott has not retained any broker or finder pursuant to any contract or arrangement in connection with the transactions contemplated hereby under which such broker or finder could be entitled to a fee or commission from Universal or the Company.

         5.15 Full Disclosure. No representation or warranty of McDermott contained herein or made hereunder and no certificate, schedule, or other agreement, instrument or document furnished by McDermott or to be furnished in connection with the transactions contemplated hereby contains or will contain misstatement of material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

                                   ARTICLE VI
                 Representations and Warranties of the Company

         The Company hereby represents and warrants to Universal and McDermott as following:

         6.1 Authority. The Company has full legal right, power and authority, without the consent of any other Person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

         6.2 Validity. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered by the Company and constitute lawful, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien or the acceleration of any indebtedness or other obligation applicable to the Company and not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the Company's Charter or By-laws, (b) any contract, agreement or other instrument to which the Company is a party or by which the Company is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to the Company, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect, in the case of clauses of (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by the Company of this Agreement or such other agreements and instruments or the consummation by the Company of the transactions contemplated hereby or thereby.

         6.3 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority and all requisite licenses, permits and franchises to own, lease its properties and to carry on the business in which it is engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions, domestic or foreign, where failure to be so licensed or qualified would have a material adverse effect upon its business or assets.

         6.4 Brokers. The Company has not retained any broker or finder pursuant to any contract or arrangement in connection with the transactions contemplated hereby under which such broker or finder could be entitled to a fee or commission from Universal or McDermott.

         6.5 Litigation. There is no complaint, charge, suit, action, proceeding, hearing, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements or governmental investigation pending or, to the best of the Company's knowledge, threatened against the Company which, if adversely determined against the Company, might have an adverse effect upon the Company's ability to execute and deliver this Agreement or such other agreements and instruments or the consummation by the Company of the transactions contemplated hereby or thereby.

         6.6 Resale Certification. The inventories included in the Contributed Assets (including raw materials, work-in-progress and finished goods) will be resold by the Company and not used or consumed (except to the extent that raw materials and work-in-progress inventory is physically incorporated as a part of finished goods for resale) by the Company.

         6.7     No Activities by the Company.   Other than those activities in
connection with its organization and in connection with the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby, the Company has not engaged in any activities or entered into any agreements or incurred any liabilities or obligations.


                                  ARTICLE VII
                      Covenants of Universal and McDermott

         Universal and McDermott hereby agrees to keep, perform and fully discharge the following covenants and agreements.

         7.1 Continued Assistance. Following the Closing, Universal and McDermott shall refer to the Company as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications received by either of them relating to the Contributed Assets. Universal and McDermott shall cooperate in an orderly transfer of the Contributed Assets and the continuation of the business conducted at the New Iberia facilities by the Company. From time to time, at the Company's request and without further consideration, Universal and McDermott, as appropriate, shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as the Company may reasonably request to more effectively assign, convey and transfer any of the Contributed Assets or the Assumed Liabilities and will assist the Company in the vesting, collection or reduction to possession of such Contributed Assets or the Assumed Liabilities. Universal and McDermott hereby authorizes the Company from and after the Effective Time to receive and open all mail and other communications to either of them received by the Company and to act with respect to such communications in such manner as the Company may elect if such mail and other communications relate to the Contributed Assets, or, if such mail and other communications do not so relate, to forward the same promptly to Universal of McDermott, as applicable.

         7.2 Certain Payments. Following Closing, Universal and McDermott shall pay and fully discharge all amounts owed to employees, all taxes or amounts withheld from employees, and all sales taxes collected in the operation of their New Iberia facilities and all liabilities and obligations to customers and suppliers of their New Iberia facilities which are not Assumed Liabilities as and when due, and shall otherwise pay, discharge or make adequate provision for all Excluded Liabilities. Universal shall forward to the Company promptly after receipt all funds received under accounts and notes receivable to the extent included in Universal Contributed Assets without offset or counterclaim. Universal and McDermott shall promptly pay and fully discharge any income, excise or employment taxes arising as a result of the sale, transfer, conveyance or assignment of the Contributed Assets. Universal and McDermott shall retain responsibility after the Closing Date for all litigation related to the Contributed Assets pending through the Effective Time. Universal and McDermott shall keep the Company and each other apprised of the status of all aspects of such litigation which might affect the Contributed Assets or the New Iberia facilities, either directly or indirectly and shall comply with all court orders relating directly or indirectly to such litigation. The Company shall provide reasonable cooperation to Universal and McDermott, as applicable, in handling such litigation, provided, that Universal and McDermott, as appropriate, shall reimburse the Company for its out-of-pocket expenses incurred in connection with such cooperation. Universal and McDermott, as applicable, shall retain all rights to recover moneys due or damages being sought by them under any such litigation.

         7.3 Records and Documents. For five (5) years following the Closing Date, Universal and McDermott shall grant to the Company and its representatives, at the Company's request upon reasonable notice and during normal business hours, access to and the right to make copies of those records and documents related to the New Iberia facilities, possession of which is retained by either of them as may be necessary or useful in connection with the Company's conduct of business at the New Iberia facilities after the Closing. If during such period either of Universal or McDermott, elects to dispose of such records, Universal or McDermott, as appropriate, shall first give the Company sixty (60) days' written notice, during which period the Company shall have the right to take such records without further consideration.

         7.4 Consents. Universal and McDermott, as appropriate, shall use their best efforts to obtain before the Closing all Indispensable Consents and at the earliest practicable date thereafter all other consents, governmental authorizations, approvals, estoppel certificates and filings required to be obtained by them or which may be reasonable necessary to the consummation of the transactions contemplated by this Agreement or which are reasonably requested by the Company.

         7.5 Transfer of Licenses and Permits and Intellectual Property. Universal and McDermott, as applicable, shall cooperate with the Company, and shall use its best efforts to transfer, assign and pass to the Company all of its rights under each of the Licenses and Permits and Intellectual Property, including:

         (a) Executing all assignments and other documents that are necessary to effect transfer or assignment of the Licenses and Permits and Intellectual Property (except that neither Universal nor McDermott shall not be required to execute any documents requiring or involving any guarantee or indemnity by either of them of or in respect to the performance by the Company of its obligations under or in connection with any of the Licenses and Permits or the activities so licensed or permitted after the Closing Date);

         (b) Providing the governmental authorities responsible for the Licenses and Permits and Intellectual Property and the Company with whatever information and documentation that may be required in connection with the transfer of the Licenses and Permits and Intellectual Property;

         (c) Complying with its obligations under the Licenses and Permits and Intellectual Property, and under applicable law relating thereto prior to the date of transfer, including paying any renewal, annuity or other fees for maintaining the Licenses and Permits and Intellectual Property that first become due and payable prior to the Effective Time;

         (d) On, prior to, or subsequent to the Effective Time, remedying any non-compliance with any of the Licenses and Permits and Intellectual

                 Property, or with applicable law relating thereto, that has occurred before the Effective Time, where such non-compliance would have a material adverse effect on the conduct of the Company's business at the New Iberia facilities or the Contributed Assets; and

         (e) Taking such further actions relating to the Licenses and Permits and Intellectual Property as the governmental authorities or the Company may reasonable require.

All internal costs of Universal's and McDermott's compliance with the obligations imposed under this Section 7.5 shall be borne by Universal or McDermott, as applicable. All license, issuance or transfer fees and similar fees or charges and all Third Party costs and expenses payable in connection with the transfer or reissuance of the Licenses and Permits and Intellectual Property shall be paid by the Company. In the event that any of the Licenses and Permits and the Intellectual Property have not been approved for transfer by the Closing Date, the Company may, at its sole option, postpone Closing until such time as all Licenses and Permits are transferred or reissued in form and substance acceptable to the Company or until such time as the Company, Universal and McDermott enter into reasonable satisfactory arrangements to allow the Company to operate the New Iberia facilities in the interim under the Universal's or McDermott's, as applicable, Licenses and Permits, whichever first occurs.

         7.6 Confidentiality. Following the Closing, Universal and McDermott will not use or disclose to any Third Parties, any trade or business secrets relating to the New Iberia facilities, provided that, (i) Universal and McDermott may use or disclose any such information which has been publicly disclosed (other than by Universal or McDermott, as applicable,) after the Effective Time and (ii) to the extent that Universal or McDermott may become legally compelled to disclose any of such information, may disclose such information if they have used their best efforts, and shall have afforded the Company the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be disclosed.

         7.7 Tax Returns. After the Closing, Universal and McDermott, as applicable, shall cooperate with the Company in connection with the preparation, execution and filing with the Internal Revenue Service of all information returns required by Section 1060 of the Code relating to the allocation of consideration for the Contributed Assets.

         7.8 Internal Revenue Code Section 1445. Universal and McDermott, as applicable, shall furnish the Company at the Closing a certificate of non-foreign status signed by an authorized representative of each of them and sufficient in form and substance to relieve the Company of all withholding obligations under Code Section 1445 (26 U.S.C Section 1445).

                                  ARTICLE VIII
                            Covenants of The Company

         The Company hereby agrees to keep, perform and fully discharge the following covenants and agreements.

         8.1 Records and Documents. For five (5) years following the Closing Date, the Company shall grant to Universal and McDermott and their representatives, as applicable, at their request upon reasonable notice and during normal business hours, access to and the right to make copies of those records and documents related to the New Iberia facilities, possession of which is transferred to the Company, as may be necessary or useful in connection with the their business and affairs after the Closing. During such period, Universal and McDermott and their representatives shall be entitled to conduct interviews with the Company's employees relative to such records and documents. The Company will, upon the reasonable request of McDermott, provide such information as may be necessary for McDermott to comply with applicable financial reporting requirements of the U.S. Securities and Exchange Commission and other governmental authorities or agencies and make available such records and documents acquired hereunder as are necessary to Universal and McDermott and their accountants and other representatives to prepare any tax schedules and related documents required for the filling by either of them of tax returns or reports and shall furnish such information in connection therewith or with any tax examinations or audits as either of them may reasonably request from time to time. If during such period of thereafter, the Company elects to dispose of such records, the Company shall first give Universal and McDermott, as applicable, sixty (60) days' written notice during which period Universal and McDermott, as applicable, shall have the right to take such records.

         8.2 Continued Assistance. Following the Closing, the Company shall refer to Universal and McDermott, as applicable, as promptly as practical any telephone calls, letters, orders, notices, requests, inquiries and other communications received by the Company not relating to the New Iberia facilities and otherwise relating to Universal and McDermott, as applicable. The Company shall cooperate with Universal or McDermott, as applicable, and provide such assistance as

Universal or McDermott, as applicable, may reasonably request, at Universal's or McDermott's, as applicable, expenses, in connection with the defense or prosecution of any claims, actions or investigations arising out of or related to the operation of the New Iberia facilities prior to the Closing which are Excluded Liabilities.

         8.3 Consents. The Company will cooperate with Universal and McDermott, as applicable, in obtaining the consents, waivers, approvals, authorizations, and estoppel certificates referred to in Section 7.4 above, including providing such assurances of future performance by the Company of obligations and liabilities to be included in the Assumed Liabilities as may be reasonably requested by the parties entitled to the benefit of such future performance.

         8.4 Certain Payments. Following Closing, the Company shall pay and fully discharge all of the Assumed Liabilities and the Company's share of the Shared Liabilities as and when due.

         8.5 Warranties. From and after the Effective Time, the Company agrees to perform the contractual warranty obligations of Universal or McDermott, as applicable, with respect to products and services provided to customers of the New Iberia facilities prior to the Effective Time, and Universal or McDermott, as applicable, agrees to reimburse Company for the costs and expenses incurred by Company in such undertaking upon receipt from Company of a report detailing the warranty work performed and the costs and expenses associated therewith.

                                   ARTICLE IX
                                   Employees

         9.1 Employment. The Company shall offer comparable positions to all employees of Universal who are listed on Schedule 9.1. Universal shall use its best efforts to encourage the employees listed on Schedule 9.1 to continue their employment until Closing and thereupon to accept and retain employment with the Company.

         9.2 Employee Benefit Plans. With respect to all employee benefit plans, programs, policies or arrangements of Universal listed on Schedule 4.19, including any related trusts and the assets held therein, Universal shall, effective as of the Closing Date, by amendment or otherwise transfer sponsorship to the Company, who shall adopt and assume and thereafter exercise all of the rights and obligations of a sponsoring employer of such plans, programs, policies or arrangements. Employees of Universal listed on Schedule
9.1 shall continue to participate in such plans, policies, programs or arrangements after the Closing Date, without any interruption in service after the Closing Date on the same basis as prior to the Closing Date.

                                   ARTICLE X
                           Survival; Indemnification

         10.1 Survival. All covenants, agreements, representations and warranties made herein by the parties shall survive the Closing and any investigation made at any time with respect thereto.

         10.2 Indemnification by Universal and McDermott. Universal and McDermott, as applicable, shall indemnify, defend and hold the Company and any director, officer, employee or agent thereof, harmless against and in respect of any Losses arising out of, relating to, or resulting from (i) any breach by either of them of any representation, warranty, covenant or agreement made by either of them in this Agreement or in connection with the transactions contemplated hereby;
(ii) their failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities or their share of the Shared Liabilities when due and payable; or (iii) the non-performance of any obligation to be performed by either of them or their Affiliates under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby.

         10.3 Indemnification by the Company . The Company shall indemnify, defend and hold Universal and McDermott, as applicable, and any director, officer, employee or agent thereof, harmless against and in respect of any Losses arising out of, relating to, or resulting from (i) any breach by the Company of any representation, warranty, covenant or agreement made by it in this Agreement or in connection with the transactions contemplated hereby; (ii) the Company's failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities or Company's share of the Shared Liabilities when due and payable; (iii) the non-performance of any obligation to be performed by the Company under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby; and (iv) drawings and demands against those standby letters of credit and bonds listed on Schedule 4.21 to the extent that such drawings are based on acts or omissions of the Company.

         10.4 Defense Against Asserted Claims. If any claim is made or asserted by a Third Party against a party indemnified pursuant to this Article X (the

"Indemnified Party"), the Indemnified Party shall, with reasonable promptness and, in any event, no later than ten (10) days prior to the time the response to such claim or assertion of liability must be given, given to the other party or parties, as applicable (the "Indemnifying Party") written notice of the claim or assertion of liability and request the Indemnifying Party to defend against the claim. Failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against the claim, in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such claim and the identify of counsel selected by the Indemnifying Party with respect to such matters. In the event the Indemnifying Party does not accept the defense of the claim as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense or such defense is having a materially adverse effect on the Indemnified Party's business, the Indemnified Party, upon written notice to the Indemnifying Party, shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. The parties will cooperate with each other in the defense of any such action and the relevant records and personnel of each shall be available to the other with respect to such defense. Provided the Indemnifying Party accepts the defense of the matter, it shall not be liable for any settlement of any claim or action made without its consent, which consent shall not be unreasonably withheld.

                                   ARTICLE XI
                              Certain Definitions

         For purposes of this Agreement, the following terms shall have the respective meanings as herein set forth:

         (a) "Affiliate" shall have the meaning set forth in Rule 12B-2 promulgated under the Securities Exchange Act of 1934, as amended.

         (b) "Best of Knowledge" (or words of similar import) shall mean that after having conducted a due diligence review in anticipation of the transactions contemplated by this Agreement and in reliance on such due diligence review, the management of a party believe the statement to be true, accurate and correct in all material respects.

         (c) "Contributed Assets" shall mean the Universal Contributed Assets and the McDermott Contributed Assets.

         (d) "Liens" shall mean all mortgages, claims, covenants, charges, liens, encumbrances, easements, rights- of-way, encroachments, restrictions, options, subscriptions, warrants, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise.

         (e) "Permitted Liens" shall mean (i) liens for current ad valorem property, real estate and similar type taxes not yet due and payable and (ii) those Liens set forth on a Schedule hereto.

         (f) "Person" shall mean an individual, a corporation, a partnership, an association, a joint venture, a trust or other entity of any kind, including a governmental or political subdivision or agency or instrumentality thereof.

         (g) "Survey" shall mean a plat of survey of each parcel of real property included in Contributed Assets prepared by John E. Chance & Associates, dated as of the Closing Date and certified to the parties hereto.

         (h) "Third Party" shall mean any Person other than a party to this Agreement or an Affiliate thereof.

                                  ARTICLE XII
                               General Provisions

         12.1 Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         12.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by telecopy as follows:

         (a)     If to Universal:                  Universal Partners, Inc.
                                                   P.O. Box 11308

                                                   Port Road, Port of New Iberia
                                                   New Iberia, Louisiana 70562
                          Attention:               President
                          Telecopy:                (318) 365-3711


                 With a copy to:                   Roy, Forrest & Lopresto
                                                   Main Mall, Suite 10
                                                   110 French Street
                                                   New Iberia, Louisiana 70562
                          Attention:               Leon E. Roy, III
                          Telecopy:                (318) 364-6702

         (b)     If to the McDermott:              McDermott Incorporated
                                                   1010 Common Street
                                                   P.O. Box 60035
                                                   New Orleans, Louisiana 70160
                          Attention:               Senior Vice President &
                                                   Chief Financial Officer
                          Telecopy:                (504) 587-5234

                          With a copy to:          McDermott Incorporated
                                                   1010 Common Street
                                                   P.O. Box 60035
                                                   New Orleans, Louisiana 70160
                          Attention:               Vice President, Secretary &
                                                   General Counsel
                          Telecopy:                (504) 587-5237

                 If to the Company:                Universal Fabricators
                                                   Incorporated
                                                   P.O. Box 11308
                                                   Port Road, Port of New Iberia
                                                   New Iberia, Louisiana 70562
                          Attention:               President
                          Telecopy:                (318) 365-3711


Any party may change its address for receiving notice by written notice given to the others named above.

         12.3 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby. McDermott shall pay the costs and expenses in connection with the Survey and the site assessment of the New Iberia facilities conducted prior to the date hereof by Furgo-McClelland (Southeast), Inc. Universal agrees to reimburse Three Thousand Five Hundred ($3,500.00) Dollars of McDermott's costs and expenses in connection with the site assessment. If any action is brought by either party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs and reasonable attorneys' fees. The provisions of this Section shall survive any termination of this Agreement.

         12.4 Counterparts. This Agreement may be executed simultaneously in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns.
         12.6 Entire Transaction. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements, understandings and undertakings among the parties or their Affiliates on the subject matter hereof except for that certain Letter Agreement dated December 1, 1992 between McDermott and Universal which is by reference incorporated herein.

         12.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Louisiana, and the parties hereby irrevocably and unconditionally consent and submit to the in personam jurisdiction of any court located in Lafayette, Louisiana having jurisdiction over all matters relating to this Agreement.
Each party agrees that service of process in any action or proceeding hereunder may be made upon such party by certified mail, return receipt requested to the address for notice set forth herein. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

         12.8 Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.9 Announcements. No announcement of this Agreement or the transactions contemplated hereby shall be made by any party prior to the Closing without the written approval of the other parties hereto (which approval shall not be unreasonably withheld), except as required by law or the regulations of any securities exchange. Each party shall use its best efforts to maintain the confidentiality of the terms of the transactions contemplated hereby, except as required by law or as necessary to protect the interest of such party hereunder.

         12.10 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

                                         UNIVERSAL PARTNERS, INC.


                                 By:          /s/ Dailey J. Berard
                                         ------------------------------------

                                 Its:                 President
                                         ------------------------------------


                                         McDERMOTT INCORPORATED

                                 By:              /s/ Brock A. Hattox
                                         ------------------------------------


                                 Its:      Senior Vice-President and
                                         ------------------------------------
                                            Chief Financial Officer
                                         ------------------------------------



                                 UNIVERSAL FABRICATORS INCORPORATED


                                 By:          /s/ Dailey J. Berard
                                         ------------------------------------

                                 Its:               President
                                         ------------------------------------

                        SCHEDULES INTENTIONALLY OMITTED


                  REGISTRANT WILL PROVIDE COPIES UPON REQUEST